Exhibit 3.5

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CIFC DEERFIELD CORP.

INTO

DEERFIELD CAPITAL CORP.

(Pursuant to Section 253 of the

General Corporation Law of the State of Delaware)

Deerfield Capital Corp., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of CIFC Deerfield Corp., a Delaware corporation (the “Subsidiary”), with and into the Corporation:

FIRST:  The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).  The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Corporation owns all of the issued and outstanding capital stock of the Subsidiary.

THIRD: The Board of Directors of the Corporation (the “Board”), by the following resolutions duly adopted on April 13, 2011, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

WHEREAS, the Corporation, owns all of the outstanding shares of the capital stock of CIFC Deerfield Corp., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation (i) merge into itself the Subsidiary (the “Merger”) and (ii) upon the acceptance of the filing of the Certificate of Ownership and Merger by the Secretary of State of the State of Delaware (the “Effective Time”), assume all of the Subsidiary’s liabilities and obligations;

RESOLVED, FURTHER, that, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

RESOLVED, FURTHER, that, as of the Effective Time, the certificate of incorporation of the Corporation in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation; provided, that, as of the Effective Time, Article I thereof shall be amended and restated to read it its entirety as follows:

“The name of the corporation is CIFC Deerfield Corp. (the “Corporation”).”

RESOLVED, FURTHER, that any and all actions whether previously or subsequently taken by the officers of the Corporation, which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transactions contemplated therein, shall be, and hereby are, in all respects, ratified, approved and confirmed; and

RESOLVED, FURTHER, that the proper officers of the Corporation be and they hereby are authorized, empowered and directed in the name and on behalf of the Corporation, to make, execute and acknowledge a Certificate of Ownership and Merger, in substantially the form presented at the meeting and attached hereto as Exhibit A, for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, to execute and deliver any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of the foregoing resolutions and the transactions contemplated therein.

FOURTH:  The Corporation shall be the surviving corporation of the Merger.

FIFTH:  The Merger shall become effective at 1:00 p.m. Eastern time on the date of filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

SIXTH:  The certificate of incorporation of the Corporation in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation; provided, that, as of the effective time of the Merger, Article I thereof shall be amended and restated to read it its entirety as follows:

“The name of the corporation is CIFC Deerfield Corp. (the “Corporation”).”

Remainder of Page Left Intentionally Blank

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 13th day of April, 2011.

DEERFIELD CAPITAL CORP.

By:	/s/ Peter Gleysteen
	Name:	Peter Gleysteen
	Title:	Chief Executive Officer

Signature Page to Certificate of Ownership